                                                                   Exhibit 4(c)


                                SECOND AMENDMENT
                                       TO
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

         THIS SECOND AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (the "Amendment"), dated as of April 7, 1998, is made and entered into by and among MPW Industrial Services Group, Inc. ("MPW Group"), MPW Industrial Services, Inc. ("MPW, Inc."), MPW Industrial Services, Ltd. ("MPW, Ltd."), MPW Management Services Corp. ("MPW Corp."), Weston Engineering, Inc. ("Weston"), Aquatech Environmental, Inc. ("Aquatech), ESI International, Inc. ("ESII"), and ESI-North Limited ("ESI", which, together the foregoing entities, shall be referred to herein collectively as the "Borrowers" and individually as a "Borrower"), Bank One, NA, a national banking association ("Bank One"), National City Bank (successor by merger to National City Bank of Columbus), a national banking association ("NCB"), and Bank One, NA, as Agent, acting in the manner and to the extent described in the Agreement described herein.

                             BACKGROUND INFORMATION

         A. The Borrowers and the Banks entered into a certain Revolving Credit and Term Loan Agreement dated as of December 10, 1997, as amended by a First Amendment to Revolving Credit and Term Loan Agreement, dated as of February 11, 1998 (such agreement, as so amended, being referred to herein as the "Agreement").

         B. The Banks and the Borrowers desire to amend certain provisions of the Agreement and to make a new Subsidiary a party to the Agreement and other applicable Facility Documents, upon the terms and conditions set forth herein.

                                   PROVISIONS

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Banks and the Agent hereby agree as follows:

         SECTION 1. Capitalized Terms. Except as otherwise provided for herein, the capitalized terms used herein shall have the same meanings as set forth in the Agreement.

         SECTION 2. Amendment to Agreement.

                  (a) Section 7.6(a) of the Agreement is hereby amended in its entirety to provide as follows:

                      (a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth to be less than (i) $26,500,000 prior to April 6, 1998, (ii) $25,000,000 as and after April 7, 1998 through and including June 29, 1998, and (iii) $27,000,000 as and after June 30, 1998, provided such amount shall increase

         (but not decrease by any losses) quarterly on the last day of each Fiscal Quarter by 50% of Consolidated Net Income (determined at the end of each Fiscal Quarter for such Fiscal Quarter), commencing with the Fiscal Quarter ending September 30, 1998.

         SECTION 3. Adjustment in Applicable Margins. As of April 7, 1998, the Applicable Margins with respect to the determination of the Interest Rates with respect to the Loans shall be adjusted as follows:

                  (a) the Applicable Margin for Revolving Credit Loans bearing interest based on the Base Rate shall be -50 basis points;

                  (b) the Applicable Margin for Revolving Credit Loans bearing interest based on the Eurodollar Rate shall be +100 basis points;

                  (c) the Applicable Margin for Term Loans bearing interest based on the Base Rate shall be -25 basis points; and

                  (d) the Applicable Margin for Term Loans bearing interest based on the Eurodollar Rate shall be +125 basis points.

Such adjusted Applicable Margins shall remain in effect until otherwise changed in accordance with the terms of the Agreement.

         SECTION 4. Truth of Representations and Warranties; No Defaults. The Borrowers hereby represent and warrant that the following are true and correct as of the date of this Amendment:

                  (a) The representations and warranties of the Borrowers contained in Article V of the Agreement are true and correct on and as of the date of this Amendment as if made on and as of such date unless stated to relate to a specific earlier date;

                  (b) No Default nor Event of Default has occurred; and

                  (c) All financial information heretofore provided to the Banks and the Agent is true, accurate and complete in all material respects.

         SECTION 5. Reaffirmation of Liability; Furnishing of Information. The Borrowers hereby reaffirm their liability to the Banks and Agent under the Agreement and all other Facility Documents. In addition, (i) the Borrowers agree that the Banks and the Agent have performed all of their respective obligations under the Facility Documents and that neither Bank nor the Agent is in default under any obligation any of them has or ever did have to the Borrowers under the Facility Documents or any other agreement; and (ii) the Banks and the Agent have received all information and documentation required to be delivered to them by the Borrowers pursuant to the Facility Documents.




                                       -2-

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         SECTION 6. Effectiveness of Amendment. All of the terms, covenants and conditions of, and the obligations of the Borrowers under, the Agreement and the Facility Documents shall remain in full force and effect as amended hereby.

         SECTION 7. Consent to Acquisition. The Banks hereby consent to the purchase by the Borrowers of the assets of Vinewood Corporation and its affiliates pursuant to, and in accordance with, the documentation and information previously furnished to the Banks. Such consent shall include, without limitation, the consent required of the Banks pursuant Section 2.11 of the Agreement.

         SECTION 8. Conditions to Banks' Obligations. The obligations of the Banks to enter into this Amendment and be bound by the terms hereof, including without limitation the giving of the consent set forth in Section 7 hereof, are subject to the satisfaction of the following conditions precedent:

                  (a) Additional Borrower. MPW Container Management Corp., an Ohio corporation, shall execute this Amendment to acknowledge and evidence
(i) its becoming a party to the Agreement as a "Borrower", and (ii) its liability to the Banks under the Agreement and all other agreements and instruments executed by the Borrower for the benefit of the Banks and/or the Agent in connection with the Agreement, including the Facility Documents.

                  (b) Delivery of Documents. The Agent shall have received, for the benefit of the Banks, the following, each in form and substance satisfactory to the Agent and its counsel:

                      (i) Amended and Restated Promissory Notes. Amended and Restated Revolving Credit Promissory Notes in the form of Exhibit A attached hereto and incorporated herein by reference, duly executed and delivered by the Borrowers, including MPW Container Management Corp.;

                      (ii) Governing Documents of MPW Container Management
         Corp. True and complete certified copies of the articles (certificate) of incorporation (formation), code of regulations (by-laws), operating agreement or other governing documents of MPW Container Management Corp., and a copy of the resolutions (in form and substance satisfactory to the Agent) of the Board of Directors (or other governing Person) of MPW Container Management Corp. authorizing (i) the execution, delivery and performance of this Amendment, the Notes and the other Facility Documents, as applicable, (ii) the consummation of the transactions contemplated hereby and thereby, (iii) the borrowing and other financial transactions provided for in the Agreement, and
         (iv) the documents provided for in the Agreement, certified by the secretary or an assistant secretary (or other appropriate representative) of MPW Container Management Corp. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date hereof;

                           (iii) Good Standing Certificate. A copy of a certificate dated as of a recent date from the Secretary of State, or other appropriate authority of such jurisdiction, evidencing the good standing (or comparable status) of MPW Container Management Corp. in the jurisdiction of its incorporation (formation) and the State of Ohio;

                           (iv) Incumbency Certificate. A certificate of the secretary or an assistant secretary (or other appropriate representative) of MPW Container Management Corp. as to the incumbency and signature of the officer(s) or other representatives of MPW Container Management Corp. executing this Amendment, the Notes, the other Facility Documents and any certificate or other documents to be delivered pursuant hereto or thereto;

                           (v) Opinion Letter.  Opinion letter of the
         Borrowers' legal counsel as to MPW Container Management Corp.; and

                           (vi) Other Requirements. Such other certificates, documents and other items as the Bank, in its reasonable discretion, deems necessary or desirable.

                  (c) Representations and Warranties. The representations and warranties made by the Borrowers in this Amendment shall be true and correct in all material respects as of the date of this Amendment.

         SECTION 9. Applicable Law. This Amendment shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be construed in accordance with the laws of such state.

         SECTION 10. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 12. Headings. The headings of the sections of this Amendment are for convenience only and shall not affect the construction of this Amendment.

         SECTION 13. Expenses. The Borrowers agree to pay all out-of-pocket expenses (including reasonable fees and expenses of counsel) of the Agent and the Banks incurred in connection with this Amendment.




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         SECTION 14. Interpretation. This Amendment is to be deemed to have been prepared jointly by the parties hereto, and any uncertainty or ambiguity existing herein shall not be interpreted against any party but shall be interpreted according to the rules for the interpretation of arm's length agreements.

         SECTION 15. WAIVER OF JURY TRIAL. THE BANKS, THE AGENT AND THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THE AGREEMENT AS AMENDED BY THIS AMENDMENT, THE NOTES, THE OTHER FACILITY DOCUMENTS, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. NEITHER THE BANKS, THE AGENT NOR THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANKS, THE AGENT OR THE BORROWERS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

BANKS:
Bank One, NA                           National City Bank (successor by merger
                                       to National City Bank of Columbus)

By:    /s/ Thomas E. Redmond           By:    /s/ Brian T. Strayton
   ------------------------------         ------------------------------------
Name:  Thomas E. Redmond               Name:  Brian T. Strayton
     ----------------------------           ----------------------------------

Title: Vice President                  Title: Vice President
      ---------------------------            ---------------------------------


AGENT:

Bank One, NA

By:    /s/ Thomas E. Redmond
   ------------------------------

Name:  Thomas E. Redmond
     ----------------------------

Title: Vice President
      ---------------------------




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BORROWERS:

MPW Industrial Services Group, Inc.             MPW Industrial Services, Inc.


By:    /s/ Daniel P. Buettin                    By:    /s/ Daniel P. Buettin
   ------------------------------                  ---------------------------

Name:  Daniel P. Buettin                        Name:  Daniel P. Buettin
     ----------------------------                    -------------------------

Title: VP & CFO                                 Title: VP & CFO
      ---------------------------                     ------------------------


MPW Industrial Services, Ltd.                   MPW Management Services Corp.

By:    /s/ Daniel P. Buettin                    By:    /s/ Daniel P. Buettin
   ------------------------------                  ---------------------------

Name:  Daniel P. Buettin                        Name:  Daniel P. Buettin
     ----------------------------                    -------------------------

Title: VP & CFO                                 Title: VP & CFO
      ---------------------------                     ------------------------


Weston Engineering, Inc.                        Aquatech Environmental, Inc.

By:    /s/ Daniel P. Buettin                    By:    /s/ Peter G. Schumacher
   ------------------------------                  ---------------------------

Name:  Daniel P. Buettin                        Name:  Peter G. Schumacher
     ----------------------------                    -------------------------

Title: VP & CFO                                 Title: VP
      ---------------------------                     ------------------------


ESI International, Inc.                         ESI-North Limited

By:    /s/ Daniel P. Buettin                    By:    /s/ Daniel P. Buettin
   ------------------------------                  ---------------------------

Name:  Daniel P. Buettin                        Name:  Daniel P. Buettin
     ----------------------------                    -------------------------

Title: President                                Title: VP & CFO
      ---------------------------                     ------------------------





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         MPW Container Management Corp., an Ohio corporation, enters into this
Amendment to acknowledge and evidence (i) its becoming a party to the Agreement as a "Borrower", and (ii) its liability to the Banks under the Agreement and all other agreements and instruments executed by the Borrower for the benefit of the Banks and/or the Agent in connection with the Agreement, including the Facility Documents.

                                               MPW Container Management Corp.

                                               By:    /s/ Daniel P. Buettin
                                                  ---------------------------

                                               Name:  Daniel P. Buettin
                                                    -------------------------

                                               Title: VP & CFO
                                                     ------------------------

                                    EXHIBIT A

            FORM OF AMENDED AND RESTATED REVOLVING CREDIT LOAN NOTES

                 AMENDED AND RESTATED REVOLVING CREDIT LOAN NOTE


$10,500,000.00                 Columbus, Ohio                   April 7, 1998


         Promise to Pay. Not later than December 31, 2000, for value received, the undersigned, MPW Industrial Services Group, Inc., MPW Industrial Services, Inc., MPW Industrial Services, Ltd., MPW Management Services Corp., Weston Engineering, Inc., Aquatech Environmental, Inc., ESI International, Inc., ESI-North Limited and MPW Container Management Corp. (collectively, the "Borrowers"), jointly and severally, hereby promise to pay to the order of Bank One, NA (the "Bank") or its assigns, as further provided herein, the principal amount of Ten Million Five Hundred Thousand Dollars ($10,500,000) or, if such principal is less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrowers pursuant to the Revolving Credit and Term Loan Agreement referred to below, together with interest on the unpaid principal balance from time to time outstanding hereunder until paid in full at the rates of interest determined in accordance with such Revolving Credit and Term Loan Agreement. Such interest shall be due and payable on the dates set forth in such Revolving Credit and Term Loan Agreement. Both principal and interest are payable in federal funds or other immediately available money of the United States of America at the main office of the Agent (defined below) located at 100 East Broad Street, Columbus, Ohio 43215, or such other address as the Agent may hereafter designate by notice to the Borrowers.

         Loan Agreement. This Amended and Restated Revolving Credit Loan Note amends and restates in its entirety the Revolving Credit Loan Note dated December 10, 1997, in the original principal amount of $10,500,000, executed by the Borrower and payable to the order of the Bank, and is one of the Revolving Credit Loan Notes referred to in the Revolving Credit and Term Loan Agreement among the Borrowers, the Bank, National City Bank (successor by merger to National City Bank of Columbus) and Bank One, NA, as Agent (the "Agent"), dated as of December 10, 1997, as the same may be amended, modified, supplemented, restated or replaced from time to time (the "Agreement"), which Agreement, as so amended, is incorporated by reference herein. This Amended and Restated Revolving Credit Loan Note evidences the continuing indebtedness under the Agreement and is not to be construed as a satisfaction or refinancing of such indebtedness. All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement. This Amended and Restated Revolving Credit Loan Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for repayments and reborrowings on account of the principal hereof prior to maturity upon the terms, conditions and provisions specified therein.

         The Borrowers and each endorser and any other party liable on this Amended and Restated Revolving Credit Loan Note severally waive demand, presentment, notice of dishonor and protest, and consent to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or part of any collateral securing this Amended and Restated Revolving Credit Loan Note, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Amended and Restated Revolving Credit Loan Note.

         Setoff. Any and all moneys now or at any time hereafter owing to the Borrowers from the holder hereof are hereby pledged for the security of this and all other Debt from the Borrowers to the holder hereof, and may, upon the occurrence and during the continuation of any Event of Default, be paid and applied thereon whether such Debt be then due or is to become due, except for
(a) funds necessary to cover checks for the payment of taxes or employee contributions in which the Borrowers have no beneficial interest issued to third parties prior to the date any setoff is claimed by the Bank and (b) accounts maintained, but not substantially overfunded, for the payment of taxes or employee contributions in which the Borrowers have no beneficial interest.


BORROWERS:


MPW Industrial Services Group, Inc.             MPW Industrial Services, Inc.


By:                                             By:
   --------------------------------                ---------------------------
Name:                                           Name:
     ------------------------------                  -------------------------
Title:                                          Title:
      -----------------------------                   ------------------------


MPW Industrial Services, Ltd.                   MPW Management Services Corp.

By:                                             By:
   --------------------------------                ---------------------------
Name:                                           Name:
     ------------------------------                  -------------------------
Title:                                          Title:
      -----------------------------                   ------------------------


Weston Engineering, Inc.                        Aquatech Environmental, Inc.

By:                                             By:
   --------------------------------                ---------------------------
Name:                                           Name:
     ------------------------------                  -------------------------
Title:                                          Title:
      -----------------------------                   ------------------------

ESI International, Inc.                         ESI-North Limited

By:                                             By:
   --------------------------------                ---------------------------
Name:                                           Name:
     ------------------------------                  -------------------------
Title:                                          Title:
      -----------------------------                   ------------------------


                                                MPW Container Management Corp.

                                                By:
                                                   ---------------------------
                                                Name:
                                                     -------------------------
                                                Title:
                                                      ------------------------

                 AMENDED AND RESTATED REVOLVING CREDIT LOAN NOTE


$4,500,000.00                 Columbus, Ohio                    April 7, 1998


         Promise to Pay. Not later than December 31, 2000, for value received, the undersigned, MPW Industrial Services Group, Inc., MPW Industrial Services, Inc., MPW Industrial Services, Ltd., MPW Management Services Corp., Weston Engineering, Inc., Aquatech Environmental, Inc., ESI International, Inc., ESI-North Limited and MPW Container Management Corp. (collectively, the "Borrowers"), jointly and severally, hereby promise to pay to the order of National City Bank (successor by merger to National City Bank of Columbus) (the "Bank") or its assigns, as further provided herein, the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) or, if such principal is less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrowers pursuant to the Revolving Credit and Term Loan Agreement referred to below, together with interest on the unpaid principal balance from time to time outstanding hereunder until paid in full at the rates of interest determined in accordance with such Revolving Credit and Term Loan Agreement. Such interest shall be due and payable on the dates set forth in such Revolving Credit and Term Loan Agreement. Both principal and interest are payable in federal funds or other immediately available money of the United States of America at the main office of the Agent (defined below) located at 100 East Broad Street, Columbus, Ohio 43215, or such other address as the Agent may hereafter designate by notice to the Borrowers.

         Loan Agreement. This Amended and Restated Revolving Credit Loan Note amends and restates in its entirety the Revolving Credit Loan Note dated December 10, 1997, in the original principal amount of $4,500,000, executed by the Borrower and payable to the order of the Bank, and is one of the Revolving Credit Loan Notes referred to in the Revolving Credit and Term Loan Agreement among the Borrowers, the Bank, Bank One, NA and Bank One, NA, as Agent (the "Agent"), dated as of December 10, 1997, as the same may be amended, modified, supplemented, restated or replaced from time to time (the "Agreement"), which Agreement, as so amended, is incorporated by reference herein. This Amended and Restated Revolving Credit Loan Note evidences the continuing indebtedness under the Agreement and is not to be construed as a satisfaction or refinancing of such indebtedness. All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement. This Amended and Restated Revolving Credit Loan Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for repayments and reborrowings on account of the principal hereof prior to maturity upon the terms, conditions and provisions specified therein.

         The Borrowers and each endorser and any other party liable on this Amended and Restated Revolving Credit Loan Note severally waive demand, presentment, notice of dishonor and protest, and consent to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or part of any collateral securing this Amended and Restated Revolving Credit Loan Note, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Amended and Restated Revolving Credit Loan Note.

         Setoff. Any and all moneys now or at any time hereafter owing to the Borrowers from the holder hereof are hereby pledged for the security of this and all other Debt from the Borrowers to the holder hereof, and may, upon the occurrence and during the continuation of any Event of Default, be paid and applied thereon whether such Debt be then due or is to become due, except for
(a) funds necessary to cover checks for the payment of taxes or employee contributions in which the Borrowers have no beneficial interest issued to third parties prior to the date any setoff is claimed by the Bank and (b) accounts maintained, but not substantially overfunded, for the payment of taxes or employee contributions in which the Borrowers have no beneficial interest.

BORROWERS:

MPW Industrial Services Group, Inc.             MPW Industrial Services, Inc.


By:                                             By:
   --------------------------------                ---------------------------
Name:                                           Name:
     ------------------------------                  -------------------------
Title:                                          Title:
      -----------------------------                   ------------------------


MPW Industrial Services, Ltd.                   MPW Management Services Corp.

By:                                             By:
   --------------------------------                ---------------------------
Name:                                           Name:
     ------------------------------                  -------------------------
Title:                                          Title:
      -----------------------------                   ------------------------


Weston Engineering, Inc.                        Aquatech Environmental, Inc.

By:                                             By:
   --------------------------------                ---------------------------
Name:                                           Name:
     ------------------------------                  -------------------------
Title:                                          Title:
      -----------------------------                   ------------------------

ESI International, Inc.                         ESI-North Limited

By:                                             By:
   --------------------------------                ---------------------------
Name:                                           Name:
     ------------------------------                  -------------------------
Title:                                          Title:
      -----------------------------                   ------------------------


                                                MPW Container Management Corp.

                                                By:
                                                   ---------------------------
                                                Name:
                                                     -------------------------
                                                Title:
                                                      ------------------------





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